EXHIBIT 13(b)


                THE TRAVELERS FUND BD III FOR VARIABLE ANNUITIES

              SCHEDULE FOR COMPUTATION OF TOTAL RETURN CALCULATIONS


The standardized and nonstandardized average annual total returns are computed according to the formula described below. A hypothetical initial investment of $1,000 is applied to the Funding Option, and then related to ending redeemable values as of the most recent fiscal year end, for the calendar year-to-date (nonstandardized only), and over a 1-year, 3-year (nonstandardized only), 5-year, and 10-year period, or since inception if a Funding Option has not been in existence for one of the prescribed periods.

             1/n
T  =  (ERV/P)   -1 where:

         T     =    average annual total return
         P     =    a hypothetical initial payment of $1,000
         n     =    the applicable year (1, 3, 5, 10) or portion thereof
         ERV   =    ending redeemable value of a hypothetical $1,000 payment
                    made at the beginning of each of the periods

Both the standardized and nonstandardized performance returns reflect the deduction for the management fees and other expenses for a Funding Option, the mortality and expense risk charge(s) and the administrative expense charge.

For Funding Options that were in existence prior to the date they became available under the Separate Account, the standardized average total return quotations may be accompanied by returns showing the investment performance that such Fund Options would have achieved (reduced by applicable charges/fees) had they been held under the Contract for the period quoted. The total return quotations are based on historical earnings and are not necessarily representative of future performance.

STANDARDIZED METHOD

The standardized returns take into consideration all fees and/or charges applicable to the Funding Option or contract. Standardized performance figures will only be available after the product offered through the Separate Account has begun operating.

Under the standardized method, the $30 annual contract administrative charge is reflected in the calculation. It is expressed as a percentage of assets based on the actual fees collected divided by the average net assets for contracts sold under the prospectus for each year for which performance is shown.

NONSTANDARDIZED METHOD

Nonstandardized returns do not reflect the deduction of the $30 annual administrative charge, which, if reflected, would decrease the level of performance shown.

For a Schedule of the Computation of the Historical Total Return Quotations, see attached.

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
VINTAGE XTRA                                                            INCEPTION
                                                                           DATE         2002       2001        2000

AIM Capital Appreciation Portfolio                                      10/10/1995    0.891098   1.192507    1.593679
AIM V.I. Premier Equity Fund                                              5/5/1993    0.773065   1.129248    1.315776
Alliance Growth Portfolio                                                6/20/1994    0.776548   1.017676    1.035234
Alliance Growth Portfolio                                                6/20/1994    0.793814   1.169325    1.442271
AllianceBernstein Growth and Income Portfolio - Class B                   6/1/1999    0.740030   1.134956    1.334497
AllianceBernstein Premier Growth Portfolio - Class B                     6/26/1992    0.740030   1.134956    1.334497
American Funds Global Growth Fund-Class 2                                4/30/1997    0.983798   1.174053    1.394371
American Funds Growth Fund-Class 2                                        2/8/1984    0.907540   1.223803    1.523331
American Funds Growth-Income Fund-Class 2                                2/28/1985    0.905761   1.129982    1.122465
Equity Income Portfolio (Fidelity)                                       8/30/1996    0.943641   1.116996    1.218486
Equity Index Portfolio - Class II                                       11/30/1991    0.859693   1.128210    1.311542
Fidelity VIP Contrafund(C)Portfolio-Service Class                        1/31/1995    0.844075   0.955651    1.009112
Fidelity VIP Mid Cap Portfolio - Service Class 2                        12/29/1998    0.983413   1.106028    1.285761
Franklin Mutual Shares Securities Fund - Class 2                         11/8/1996    0.832530   0.961655    0.915239
Franklin Small Cap Fund - Class 2                                         5/1/1998    0.849453   1.213411    1.458621
Janus Aspen Mid Cap Growth Portfolio - Service Shares                    9/13/1993    0.807816   1.144853    1.930875
Large Cap Portfolio (Fidelity)                                           8/30/1996    0.852190   1.124428    1.385678
Lazard International Stock Portfolio*                                     8/1/1996    0.833094   0.975002    1.345697
Lazard Retirement Small Cap Portfolio*                                   11/3/1997    0.977231   1.209221    1.038490
Lord Abbett Growth & Income Portfolio*                                  12/11/1989    0.958437   1.191134    1.300859
Lord Abbett Mid Cap Value Portfolio*                                     9/15/1999    1.079045   1.218391    1.148758
MFS Emerging Growth Portfolio                                            8/30/1996    0.777580   1.204666    1.923093
MFS Emerging Growth Portfolio                                            8/30/1996    0.777580   1.204666    1.923093
MFS Research Portfolio                                                   3/23/1998    0.836283   1.138053    1.495176
Multiple Discipline Portfolio - All Cap Growth and Value **              10/1/2002    1.047922      --          --
Multiple Discipline Portfolio - Global All Cap Growth and Value **       10/1/2002    1.060717      --          --
Multiple Discipline Portfolio - Large Cap Growth and Value **            10/1/2002    1.055794      --          --
Pioneer Fund Portfolio*                                                   2/4/1994    0.986857      --          --
Putnam VT International Equity Fund - Class IB Shares                     1/2/1997    0.842757   1.440566    1.905913
Putnam VT Small Cap Value Fund - Class IB Shares                         4/30/1999    0.908922   1.219134    1.762513
Putnam VT Discovery Growth Fund - Class IB Shares                        9/28/2000    0.968253   1.124665    1.433597
Salomon Brothers Variable All Cap Fund - Class I                         2/17/1998    0.819768   1.206885    1.040766
Salomon Brothers Variable Investors Fund - Class I                       2/17/1998    0.846413   1.114333    1.114024
Salomon Brothers Variable Small Cap Growth Fund - Class I                11/1/1999    0.795267   1.120513    1.190943
Smith Barney Aggressive Growth Portfolio                                 11/1/1999    0.792774   1.240898    1.362613
Smith Barney Appreciation Portfolio                                     10/16/1991    0.909754   1.198955    1.273351
Smith Barney Fundamental Value Portfolio                                 12/3/1993    0.895528   1.123707    1.192205
Smith Barney International All Cap Growth Portfolio                      6/20/1994    0.842777   1.159228    1.246651
Smith Barney Large Cap Core Portfolio                                    9/14/1999    0.810037   1.155446    1.710296
Smith Barney Large Cap Growth Portfolio                                   5/1/1998    0.862402   1.115012    1.329342
Smith Barney Large Cap Value Portfolio                                   6/20/1994    0.796867   1.167792    1.359973
Smith Barney Mid Cap Core Portfolio                                      11/1/1999    0.967556   1.088424    1.207482
Smith Barney Premier Selections All Cap Growth Portfolio                 9/14/1999    0.850860   1.218457    1.379062
Smith Barney Small Cap Growth Opportunities Portfolio                     2/7/1997    0.876662   1.183925    1.405297
Templeton Developing Markets Securities Fund-Class 2*                    2/16/1996    0.950007   1.201250    1.460966
Templeton Foreign Securities Fund - Class 2                               5/1/1992    0.896283   0.969148    1.074179
Van Kampen LIT Emerging Growth Portfolio                                  7/3/1995    0.743042   1.121149    1.359694
Van Kampen Enterprise Portfolio                                          6/21/1994    0.818341   1.121209    1.667464
PIMCO Real Return Portfolio - Adm Class*                                 9/30/1999    0.966459   1.180187    1.526916
PIMCO Total Return Portfolio                                            12/31/1997    1.061312   0.835749    0.776505
Smith Barney Diversified Strategic Income Portfolio                     10/16/1991    1.029244   0.991255    0.927882

Smith Barney High Income Portfolio                                       6/22/1994    0.974058   1.000034    0.987539
Travelers Managed Income Portfolio                                       6/28/1994    0.972387   1.025545    1.085442
MFS Total Return Portfolio                                               6/20/1994    0.993375   0.969315    0.925107
MFS Total Return Portfolio                                               6/20/1994    0.993375   1.068145    1.088153
Multiple Discipline Portfolio - Balanced All Cap Growth and Value **     10/1/2002    1.025285   1.068145    1.088153
Smith Barney Money Market Portfolio                                      6/20/1994    0.983219   0.988986    0.971679